Exihbit (a)(1)(F)

Notice of Objection
to
Offer to Purchase for Cash
976,212 Ordinary Shares
of
RADVISION Ltd.
at
$7.30 Net Per Share
by
RADVISION Ltd.

The Initial Offer Period and withdrawal rights will expire at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on Thursday, September 2, 2010, unless the Offer is extended.

The U.S. Depositary for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile (to Eligible Institutions only): (718) 234-5001 Confirm by Telephone: Toll-free (877) 248-6417 (718) 921-8317	By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF THIS NOTICE OF OBJECTION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To: RADVISION Ltd. (“Radvision”)
       c/o American Stock Transfer & Trust Company

      The undersigned hereby notifies you of the undersigned’s objection to your offer to purchase 976,212 ordinary shares, par value NIS 0.10 per share (the “Shares”) of Radvision, constituting 5.0% of the voting power of Radvision, as set forth in the Offer to Purchase, dated July 27, 2010 (as may be amended from time to time, the "Offer to Purchase" and, together with the Letter of Transmittal, the “Offer”) with respect to _________________ (insert number) Shares held by the undersigned.  By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

Name(s) of Registered Holder(s)

Address(es) of Registered Holder(s)

Signature(s) of Registered Holder(s)

Date _______________

DTC Account Number (if applicable): ____________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

Shareholders of Radvision must complete this Notice of Objection unless an agent’s message is utilized. If delivery of the Notice of Objection is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company, as U.S. Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC").  Delivery of documents to DTC or any other party does not constitute delivery to the U.S. Depositary.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

☐	Check here if Notice of Objection is being delivered by book-entry transfer to the U.S. Depositary’s account at The Depository Trust Company and complete the following:

Name of Tendering Institution: ___________________________________________________
Account Number: _____________________________________________________________
Transaction Code Number: ______________________________________________________

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1.         Explanation of Notice of Objection.  Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of your Shares in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer with respect to all or any portion of your Shares by executing and delivering this Notice of Objection.  Alternatively, you may simply do nothing and not tender your Shares or object to the Offer. It is a condition to the Offer that at the completion of the Initial Offer Period (as defined in the Offer to Purchase), the aggregate number of Shares validly tendered in the Offer is greater than the number of Shares represented by Notices of Objection.  In making this calculation, we exclude Shares owned by us or our affiliates.  We will make this calculation and announce the results promptly after the Initial Completion Date (as defined in the Offer to Purchase).  If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by us, shareholders will be afforded an additional five calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.

If, with respect to all or any portion of your Shares, you object to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by us, you may tender such Shares during the Additional Offer Period (as defined in the Offer to Purchase).

Do not send any share certificates with this Notice of Objection.

2.         Delivery of Notice of Objection.  If you wish to object to the Offer and you hold your Shares directly, complete and sign this Notice of Objection and mail or deliver it to the U.S. Depositary at one of its addresses set forth on the front of this document prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

If you wish to object to the Offer and you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit for you the Notice of Objection to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the U.S. Depositary.  If delivery is by mail, registered mail with return receipt requested, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent Notices of Objection will be accepted.

3.         Signatures on Notice of Objection.  If this Notice of Objection is signed by the registered holder(s) of Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the Shares without alteration, enlargement or any other change whatsoever.

If any Shares are registered in the name of two or more persons, all of those named persons must sign this Notice of Objection.

If any Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting Shares.

If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person's authority so to act must be submitted.

4.         Withdrawal of Notice of Objection.  You may withdraw a previously submitted Notice of Objection at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date. For a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary at one of its addresses set forth on the front of this document.  Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Shares to which the Notice of Objection to be withdrawn relates.  Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date by following the procedures described above. If Notices of Objection have been delivered pursuant to the procedures for book-entry transfer as set forth above, any notice of withdrawal must also specify the name and number of the account at DTC to be adjusted to reflect the withdrawal of such Shares and otherwise comply with DTC's procedures.

5.         Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Notices of Objection will be determined by us, in our sole discretion.  This determination will be final and binding on all parties (unless challenged by any Radvision shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).  We reserve the absolute right to reject any or all Notices of Objection that we determine not to be in proper form.  We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any Notice of Objection of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  A Notice of Objection will not have been made until all defects and irregularities have been cured or waived.  Neither us, nor, our affiliates, our assigns, the Depositaries (as defined in the Offer to Purchase), our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in any Notices of Objection or incur any liability for failure to give any such notification. Subject to applicable law, our interpretation of the terms of, and conditions to, the offer (including the Letter of Transmittal and the instructions thereto) will be final and binding (unless challenged by any Radvision shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL.  IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.         Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to MacKenzie Partners, Inc., our Information Agent in the United States, or Mr. Yoni Henner of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., our legal counsel in Israel, at their addresses and telephone numbers set forth below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

Information Agent in the United States	Legal Counsel in Israel
MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 call collect (212) 929-5500 or toll-free (800) 322-2885	Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel Aviv 64239, Israel Telephone: (972) 3-608-9999